AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 15, 2006

                                            REGISTRATION STATEMENT NO. 33-43574

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           POST-EFFECTIVE AMENDMENT TO
                              FORM S-3 AND FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     NOVARTIS VACCINES AND DIAGNOSTICS, INC.
             (Exact name of Registrant as specified in its charter)

                        Delaware                94-2754624
                    (State or other          (I.R.S. Employer
                    jurisdiction of         Identification No.)
                   incorporation or
                     organization)

                               4560 Horton Street
                              Emeryville, CA 94608
               (Address of principal executive offices) (Zip Code)

                              Thomas Kendris, Esq.
                 Vice President, General Counsel and Secretary
                    Novartis Vaccines and Diagnostics, Inc.
                               4560 Horton Street
                              Emeryville, CA 94608
                     (Name and address of agent for service)

                                 (510) 655-8730
         (Telephone number, including area code, of agent for service)

       APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: Not applicable.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|
      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

      THIS POST-EFFECTIVE AMENDMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(C) OF THE SECURITIES ACT OF 1933 ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(C), MAY DETERMINE.

                          DEREGISTRATION OF SECURITIES


      This Post-Effective Amendment No. 3 relates to the Registration Statement on Form S-3 and Form S-4 (File No. 33-43574) filed by Registrant, formerly known as Chiron Corporation, on October 30, 1991, as amended on March 1, 1993 and May 24, 1993, registering shares of Chiron Corporation common stock issuable to the holders of certain warrants of Cetus Corporation and certain 5 1/4 % Convertible Subordinated Debentures due 2003 issued by Cetus Corporation.

      The undersigned Registrant hereby removes and withdraws from registration all securities registered pursuant to this Registration Statement that remain unissued.


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



                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, County of Alameda, State of California on May 15, 2006.

                               NOVARTIS VACCINES AND DIAGNOSTICS, INC.

                               By: /s/ Thomas Kendris
                                  ----------------------------------------------
                                    Name:  Thomas Kendris
                                    Title: Vice President and Secretary


      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 23 to the registration statement has been signed by the following persons in the capacities and on the dates indicated:


                               By: /s/ Joerg Reinhardt
                                  ----------------------------------------------
                                    Name:  Joerg Reinhardt
                                    Title: Director, President and Chief
                                           Executive Officer (Principal
                                           Executive Officer)
                                    Date:  May 15, 2006


                               By:  /s/ Reto Braendli
                                  ----------------------------------------------
                                    Name:  Reto Braendli
                                    Title: Vice President and Chief Financial
                                           Officer (Principal Financial and
                                           Accounting Officer)
                                    Date:  May 15, 2006


                               By: /s/ Raymund Breu
                                  ----------------------------------------------
                                    Name:  Raymund Breu
                                    Title: Director
                                    Date:  May 15, 2006


                               By: /s/ Paulo Costa
                                  ----------------------------------------------
                                    Name:  Paulo Costa
                                    Title: Director
                                    Date:  May 15, 2006

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